Exhibit 99.1

CHRYSLER GROUP REPORTS FULL-YEAR 2013 NET INCOME OF $2.8 BILLION,

INCLUDING A $962 MILLION NON-CASH TAX BENEFIT

FULL-YEAR MODIFIED OPERATING PROFIT WAS $3.2 BILLION, UP 9 PERCENT VERSUS THE PRIOR YEAR

FOURTH-QUARTER MODIFIED OPERATING PROFIT WAS $1.1 BILLION, UP 51 PERCENT FROM A YEAR AGO

FREE CASH FLOW FOR THE YEAR WAS $2.1 BILLION

•	Chrysler Group LLC’s full-year net income was $2.8 billion, including a $962 million non-cash tax benefit related to the release of valuation allowances on deferred tax assets; full-year 2012 net income was $1.7 billion

•	Adjusted Net Income(a) for the year increased 9 percent to $1.8 billion, from $1.7 billion in 2012

•	Net revenue for the year was $72 billion, up 10 percent from a year ago; fourth-quarter net revenue of $21 billion was up 24 percent versus the prior year

•	Modified Operating Profit(b) increased 9 percent to $3.2 billion for the year, from $2.9 billion a year earlier; fourth-quarter Modified Operating Profit of $1.1 billion was up 51 percent from a year ago

•	Free Cash Flow(e) for the year was $2.1 billion; Cash(d) as of Dec. 31, 2013, was $13.3 billion, up from $11.5 billion on Sept. 30, 2013, and $11.6 billion on Dec. 31, 2012

•	The Company reported a Net Industrial Cash(f) position at a period end for the first time, with $1.0 billion at Dec. 31, 2013, an improvement from Net Industrial Debt levels of $888 million at Sept. 30, 2013, and $989 million a year ago

•	Worldwide vehicle shipments were 2.6 million for the year, up 6 percent from 2.4 million a year ago

•	Worldwide vehicle sales for the year were 2.4 million, up 9 percent from a year ago, driven primarily by a 14 percent increase in U.S. retail sales

•	U.S. market share was 11.4 percent for the year, compared with 11.2 percent a year ago; Chrysler Group market share was 14.6 percent for the year in Canada, up from 14.2 percent a year ago

AUBURN HILLS, Mich., Jan. 29, 2014 – Chrysler Group LLC today reported preliminary full-year and fourth-quarter 2013 results. Full-year net income, including the net favorable effects of infrequent items, was $2.8 billion, up from net income of $1.7 billion a year earlier. Infrequent items for 2013 included a non-cash tax benefit of $962 million related to the release of valuation allowances on deferred tax assets during the fourth quarter, and a $24 million loss on extinguishment of debt related to two debt re-pricing transactions during the year. Net income for the fourth quarter was $1.6 billion, including the net favorable effects of infrequent items of $961 million, marking the Company’s tenth consecutive quarter of positive net income.

CHRYSLER GROUP LLC ($Mils)	Q4 2013	Q4 2012	Q4 2013 B/(W) Q4 2012	FY 2013	FY 2012	FY 2013 B/(W) FY 2012
Net Revenue	21,201	17,152	4,049	72,144	65,784	6,360

Modified Operating Profit	1,071	711	360	3,176	2,912	264

Modified EBITDA	1,813	1,337	476	5,919	5,450	469

Net Income	1,620	378	1,242	2,757	1,668	1,089
Release of Valuation Allowances on Deferred Tax Assets	(962)	—	(962)	(962)	—	(962)
Loss on Extinguishment of Debt	1	—	1	24	—	24

Adjusted Net Income	659	378	281	1,819	1,668	151

Cash	13,344	11,614	1,730

Note — Refer to the Non-U.S. GAAP Financial Measures and Other Items section of this release for information regarding non-GAAP financial measures

Adjusted Net Income for the year was $1.8 billion, an increase of 9 percent from $1.7 billion a year earlier. Adjusted Net Income for the fourth-quarter of 2013 totaled $659 million, up 74 percent compared with the same period a year ago.

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Net revenue was $72 billion for the year, up 10 percent from $66 billion in 2012, primarily driven by an increase in vehicle shipments, including Jeep Grand Cherokee, Jeep Cherokee and Ram pickup trucks. Net revenue totaled $21 billion for the fourth quarter.

“The 2013 year-end financial results reflect the commitment Chrysler Group has made to rapidly refresh our product lineup with vehicles that achieve exacting performance standards,” Chrysler Group LLC Chairman and CEO Sergio Marchionne said.

Modified Operating Profit was $3.2 billion for the year, or 4.4 percent of net revenue, up from $2.9 billion reported in the prior year. The 9 percent increase was primarily due to higher shipment volumes and positive pricing that partially offset the increase in vehicle costs due to vehicle content enhancements on newly launched products. Full-year 2013 profitability was also negatively affected by higher industrial and launch-related costs as well as launch delays that particularly affected the first half of 2013. Modified Operating Profit for the fourth quarter increased 51 percent from a year earlier to $1.1 billion, or 5.1 percent of net revenue.

Modified EBITDA(c) was $5.9 billion for the year, or 8.2 percent of net revenue, up 9 percent compared with $5.5 billion in the prior year. Modified EBITDA was up 36 percent to $1.8 billion for the fourth quarter of 2013 versus the same period last year, or 8.6 percent of net revenue.

Cash as of Dec. 31, 2013, was $13.3 billion, up from $11.5 billion as of Sept. 30, 2013, and $11.6 billion on Dec. 31, 2012. Total available liquidity as of Dec. 31, 2013, was $14.6 billion, including $1.3 billion available under a revolving credit facility. Free Cash Flow was $2.1 billion for the year, compared with $2.2 billion in the prior year. For the fourth quarter, Free Cash Flow was $1.9 billion.

Financial liabilities at Dec. 31, 2013, totaled $12.3 billion, down from $12.4 billion as of Sept. 30, 2013, and $12.6 billion as of Dec. 31, 2012. Net Industrial Cash(f) was $1.0 billion at the end of the year, versus Net Industrial Debt levels of $888 million at Sept. 30, 2013, and $989 million at Dec. 31, 2012. Interest expense for the full year 2013 was $1.0 billion, compared with $1.1 billion in the prior year.

Worldwide vehicle shipments were 2,563,000 for the year, including 60,000 contract manufactured vehicles, an increase of 6 percent from 2012 when the Company shipped 2,409,000 vehicles, including 81,000 contract manufactured vehicles. The Jeep Cherokee, our all-new mid-size SUV, began shipping to dealers in October 2013 and already is a strong contributor to our results. Worldwide vehicle shipments for the fourth quarter of 2013 totaled 736,000 vehicles, up 20 percent from the same period last year.

Worldwide vehicle sales were 2,401,000 for the year, up 9 percent from 2,194,000 sold in 2012, driven largely by a 14 percent increase in the Company’s U.S. retail sales, while U.S. fleet sales as a percentage of total U.S. sales were down from 26 percent in 2012 to 22 percent in 2013. Chrysler Group’s December 2013 U.S. sales reflected the Company’s 45th consecutive month of sales gains. The result demonstrates the continued positive sales momentum of Chrysler Group’s product portfolio, including the Jeep Grand Cherokee, the Ram 1500 pickup and the all-new Jeep Cherokee. Fourth-quarter 2013 sales totaled 592,000 vehicles, up 11 percent from a year earlier.

Chrysler Group’s U.S. market share was 11.4 percent for the year, compared with 11.2 percent a year ago; market share in Canada was 14.6 percent, up from 14.2 percent in the prior year.

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U.S. dealers’ days’ supply of inventory at the end of December 2013 was 79 days, compared with 62 days at the end of September 2013, and 73 days at the end of December 2012. The increase is principally driven by the launch of the Jeep Cherokee and build-out of the 2014 Chrysler 200 and Dodge Avenger at the Sterling Heights (Mich.) Assembly Plant to prepare for the launch of the all-new 2015 Chrysler 200.

International vehicle sales (outside North America) for the year increased 12 percent from the end of 2012, to 309,000, including 56,000 vehicles manufactured by Chrysler Group and sold by Fiat S.p.A.

Full-Year 2014 Guidance

The targets for the full year 2014 are as follows:

•	Worldwide vehicle shipments of ~2.8 million

•	Net revenue of ~$80 billion

•	Modified Operating Profit of $3.7-$4.0 billion

•	Net income of $2.3-$2.5 billion

•	Free Cash Flow of $0.5-$1.0 billion

Significant Corporate Events in the Fourth Quarter of 2013 and Subsequent

Dec. 23, 2013: Chrysler Group announced that it took advantage of favorable market conditions to reduce the interest rate on its $2.9 billion term loan.

Jan. 21, 2014: Chrysler Group and the United Auto Workers (the “UAW”) entered into a memorandum of understanding to supplement Chrysler Group’s existing collective bargaining agreement. Under the agreement, Chrysler Group will make payments to the UAW Retiree Medical Benefits Trust (the “VEBA Trust”) of an aggregate $700 million in four equal annual installments. The Company made the initial payment contemporaneously with the closing of the transaction on this date between a wholly owned subsidiary of Fiat and the VEBA Trust in which Chrysler Group became a wholly owned subsidiary of Fiat. Additionally, Chrysler Group paid a special distribution to its members in an aggregate amount of $1.9 billion.

Product News

•	The Insurance Institute of Highway Safety (IIHS) named the 2014 Dodge Dart, Dodge Avenger and Chrysler 200 sedans “Top Safety Picks”

•	Chrysler Group’s 3.0-liter EcoDiesel V-6 and the Fiat 500e battery-electric drive system were named among Ward’s “10 Best Engines for 2014”

•	Motor Trend named the Ram 1500 as its “2014 Truck of the Year®” for the second consecutive year

•	Consumer Guide® Automotive named Chrysler Town & Country, Ram 1500, Dodge Durango, Dodge Grand Caravan and the Dodge Journey as “Best Buys” for 2014

•	Kelley Blue Book named the 2014 Jeep Wrangler and 2014 Dodge Challenger winners of its “2014 Best Resale Value Awards”

•	IHS Automotive presented the Chrysler Town & Country, Jeep Grand Cherokee, Jeep Wrangler, Dodge Challenger and Fiat 500 with “Polk Automotive Loyalty Awards”

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•	Road & Track named the 2014 Fiat 500e “Best Electric” in the publication’s first-ever “Best Cars” list

•	The all-new 2014 Jeep Cherokee was crowned the “Best New SUV/CUV Under $35,000” by the Automobile Journalist Association of Canada (AJAC)

•	The 2014 Jeep Cherokee, 2014 Ram 1500 EcoDiesel, 2014 Ram ProMaster and 2014 Fiat 500e were named among the “Top 10 Cars of 2014 for Hispanic families” by the jurors of the Hispanic Motor Press Awards

•	The Jeep Wrangler was recognized as the “Hottest 4x4-SUV” for the fourth consecutive year at the SEMA trade show in Las Vegas

Additional Information

The Company’s parent, Fiat S.p.A. will present its preliminary full-year and fourth-quarter 2013 financial results during an analyst webcast and conference call at 9:00 a.m. Eastern Standard Time on Jan. 29, 2014. As part of the presentation, the Company’s preliminary full-year and fourth-quarter 2013 financial results will be presented on a stand-alone basis, prepared in accordance with U.S. GAAP and will be available at www.chryslergroupllc.com. A recording of the call will be posted on the same Chrysler Group website about 90 minutes after the conclusion of the call. In addition, Fiat S.p.A. will include certain preliminary Chrysler Group financial results prepared in accordance with IFRS in its earnings release for the Fiat-Chrysler Group on a consolidated basis, which will be available on the Investor Relations tab of the Fiat S.p.A. website on or after Jan. 29, 2014,

http://www.fiatspa.com/en-US/investor_relations/investors/Pages/investors.aspx.

The Company intends to publish financial statements for the year ended Dec. 31, 2013, prepared in accordance with U.S. GAAP, in March 2014, when it files its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission.

Non-U.S. GAAP Financial Measures and Other Items

(a)	Adjusted Net Income (Loss) is defined as net income (loss) excluding the impact of infrequent items, which includes losses on extinguishment of debt and the release of valuation allowances on deferred tax assets. The reconciliation of net income to Adjusted Net Income, Modified Operating Profit (defined below) and Modified EBITDA (defined below) for the three and twelve months ended Dec. 31, 2013, and 2012, is detailed in Table 1 of the attachment to the press release.
(b)	Modified Operating Profit (Loss) is computed starting with net income (loss), and then adjusting the amount to (i) add back income tax expense and exclude income tax benefits (excluding the effects of the release of valuation allowances on deferred tax assets), (ii) add back net interest expense (excluding interest expense related to financing activities associated with a vehicle lease portfolio the Company refers to as Gold Key Lease), (iii) add back (exclude) all pension, other postretirement benefit (OPEB) and other employee benefit costs (gains) other than service costs, (iv) add back restructuring expense and exclude restructuring income, (v) add back other financial expense, (vi) add back losses and exclude gains due to cumulative change in accounting principles and (vii) add back certain other costs, charges and expenses, which include the impact of infrequent items factored into the calculation of Adjusted Net Income (Loss). The reconciliation of net income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA (defined below) for the three and twelve months ended Dec. 31, 2013, and 2012, is detailed in Table 1 of the attachment to the press release.

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(c)	Modified EBITDA is computed starting with net income (loss) adjusted to Modified Operating Profit (Loss) as described above, and then adding back depreciation and amortization expense (excluding depreciation and amortization expense for vehicles held for lease). The reconciliation of net income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA for the three and twelve months ended Dec. 31, 2013, and 2012, is detailed in Table 1 of the attachment to the press release.
(d)	Cash is defined as cash and cash equivalents.
(e)	Free Cash Flow is defined as cash flows from operating and investing activities, excluding any debt-related investing activities, adjusted for financing activities related to Gold Key Lease. A reconciliation of net cash provided by (used in) operating and investing activities to Free Cash Flow for the three and twelve months ended Dec. 31, 2013, and 2012, is detailed in Table 2 of the attachment to the press release.
(f)	Net Industrial Cash (Debt) is defined as Cash less financial liabilities. A reconciliation of Cash to Net Industrial Cash (Debt) at Dec. 31, 2013, Sept. 30, 2013, and Dec. 31, 2012, is detailed in Table 3 of the attachment to the press release.

Forward-Looking Statements

This document contains forward-looking statements that reflect management’s current views with respect to future events. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, including, but not limited to: the effective implementation of the Chrysler Group LLC 2010 – 2014 Business Plan outlined on November 4, 2009, and subsequent updates, including successful vehicle launches; industry SAAR levels; continued economic weakness, especially in North America, including continued high unemployment levels and limited availability of affordably priced financing for our dealers and consumers; introduction of competing products and competitive pressures which may limit our ability to reduce sales incentives; supply disruptions resulting from natural disasters and other events impacting our supply chain; and our dependence on our parent, Fiat. In addition, any projections or targets on future performance are based on the assumption that the Company maintains its status as a partnership for U.S. federal and state income tax purposes and do not consider the impact of a potential conversion of the Company into a corporate tax paying entity. If any of these or other risks and uncertainties occur, or if the assumptions underlying any of these statements prove incorrect, then actual results may be materially different from those expressed or implied by such statements. We do not intend or assume any obligation to update any forward-looking statement, which speaks only as of the date on which it is made. Further details of potential risks that may affect Chrysler Group are described in Chrysler Group LLC’s periodic reports filed with the SEC.

About Chrysler Group LLC

Chrysler Group LLC, formed in 2009 to establish a global strategic alliance with Fiat S.p.A., produces Chrysler, Jeep, Dodge, Ram, SRT, FIAT and Mopar vehicles and products. With the resources, technology and worldwide distribution network required to compete on a global scale, the alliance builds on Chrysler Group’s culture of innovation, first established by Walter P. Chrysler in 1925, and Fiat’s complementary technology that dates back to its founding in 1899.

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Headquartered in Auburn Hills, Mich., Chrysler Group’s product lineup features some of the world’s most recognizable vehicles, including the Chrysler 300 and Town & Country, Jeep Grand Cherokee, Dodge Dart, Ram 1500, SRT Viper and Fiat 500. Fiat contributes world-class technology, platforms and powertrains for small- and medium-size cars, allowing Chrysler Group to offer an expanded product line including environmentally friendly vehicles.

Contacts:

Media Inquiries		Investor Relations
Gualberto Ranieri	Shawn Morgan	Tim Krause
248.512.2226	248.512.2692	248.512.2923

# # #

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Attachment

These financial results are presented on a preliminary basis and will be superseded by the financial results included in Chrysler Group’s Annual Report on Form 10-K to be filed with the SEC for the year ended Dec. 31, 2013.

Table 1: Reconciliation of Net Income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA

CHRYSLER GROUP LLC ($Mils)	Q4 2013	Q4 2012	Q4 2013 B/(W) Q4 2012	FY 2013	FY 2012	FY 2013 B/(W) FY 2012
Net Income	1,620	378	1,242	2,757	1,668	1,089

Add (Deduct):
Release of Valuation Allowances on Deferred Tax Assets	(962)	—	(962)	(962)	—	(962)
Loss on Extinguishment of Debt	1	—	1	24	—	24

Adjusted Net Income	659	378	281	1,819	1,668	151

Add (Deduct):
Income Tax Expense \1	194	80	114	409	274	135

Net Interest Expense	239	256	(17)	994	1,050	(56)

Other Employee Benefit Costs (Gains) \2	(22)	(2)	(20)	(49)	(34)	(15)

Restructuring (Income) Expenses, Net & Other	1	(1)	2	3	(46)	49

Modified Operating Profit	1,071	711	360	3,176	2,912	264

Add:
Depreciation and Amortization Expense \3	742	626	116	2,743	2,538	205

Modified EBITDA	1,813	1,337	476	5,919	5,450	469

\1	Excludes the effects of the release of valuation allowances on deferred tax assets included in the calculation of Adjusted Net Income
\2	Includes interest cost, expected return on plan assets and amortization of unrecognized losses
\3	Excludes depreciation and amortization expense for vehicles held for lease

Table 2: Reconciliation of Net Cash Provided By (Used In) Operating and Investing Activities to Free Cash Flow

CHRYSLER GROUP LLC ($Mils)	Q4 2013	Q4 2012	Q4 2013 B/(W) Q4 2012	FY 2013	FY 2012	FY 2013 B/(W) FY 2012
Net Cash Provided By Operating Activities	2,926	344	2,582	5,536	5,821	(285)

Net Cash Used In Investing Activities	(1,000)	(623)	(377)	(3,413)	(3,557)	144

Investing activities excluded from Free CashFlow:
Change in Loans and Notes Receivables	—	(1)	1	—	(2)	2

Financing activities included in Free Cash Flow:
Repayments of Gold Key Lease Financing	—	—	—	—	(41)	41

Free Cash Flow	1,926	(280)	2,206	2,123	2,221	(98)

Table 3: Reconciliation of Cash to Net Industrial Cash (Debt)

CHRYSLER GROUP LLC ($Mils)	Dec 31, 2013	Sept 30, 2013	Dec 31, 2012
Cash	13,344	11,491	11,614

Less: Financial Liabilities	(12,301)	(12,379)	(12,603)

Net Industrial Cash (Debt)	1,043	(888)	(989)

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